Exhibit 99.1

Kaleido Biosciences Reports First Quarter 2019 Financial Results
and Provides Corporate Update
LEXINGTON, Mass., May 2, 2019 – Kaleido Biosciences, Inc. (Nasdaq: KLDO), a clinical-stage healthcare company with a differentiated, chemistry-driven approach to leveraging the potential of the microbiome organ to treat disease and improve human health, today announced financial results for the first quarter ended March 31, 2019, and provided a corporate update.
“The first quarter of 2019 was historic for Kaleido. During the four years since our inception, we built a library of over 1,000 Microbiome Metabolic Therapy (MMT™) candidates, completed seven non-IND human clinical studies, and established a pipeline with five programs spanning multiple disease areas. This rapid advancement of our platform and portfolio culminated with our Initial Public Offering and the initiation of our first human studies in two different target patient populations in the first quarter,” said Alison Lawton, President and Chief Executive Officer of Kaleido. “I am exceptionally proud of our talented and hard-working team, and we are grateful to everyone who has supported us along the way, including investigators, clinical study participants and investors. Looking ahead, we anticipate additional important milestones during 2019, including the initiation of our Phase 2 clinical trial under our cleared IND for KB195 in patients with urea cycle disorders (UCD) – as well as data from non-IND clinical studies we recently initiated for KB195 in UCD patients and KB174 in patients with cirrhosis.”
Recent Highlights

•	Completed Initial Public Offering of common stock, raising gross proceeds of $75 million

•	Commenced trading on The Nasdaq Global Select Market on February 28, 2019, under the ticker symbol KLDO

•	Initiated dosing in three non-Investigational New Drug (non-IND) human clinical studies:

◦	KB195 in patients with UCD

◦	KB174 in patients with cirrhosis

◦	KB174 in healthy subjects to explore dosing

•	Presented ex vivo and clinical study data highlighting Kaleido’s hyperammonemia programs and its proprietary product platform at three clinical and scientific conferences:

◦	The International Liver Congress™ 2019, the Annual Meeting of the European Association for the Study of Liver (EASL)

◦	Society for Inherited Metabolic Disorders (SIMD) 41st Annual Meeting

◦	Keystone Symposia Meeting, Microbiome: Chemical Mechanisms and Biological Consequences

•	Expanded the leadership team with appointment of Johan van Hylckama Vlieg Ph.D. as Chief Scientific Officer and Clare Fisher as Chief Business Officer

Anticipated Key Milestones

•	Initiation of Phase 2 clinical trial of KB195 in patients with UCD (Q2 2019)

•	Data from non-IND clinical study of KB195 in patients with UCD (Q4 2019)

•	Data from non-IND clinical study of KB174 in patients with cirrhosis (Q4 2019)

•	Data from non-IND clinical study of KB174 in healthy subjects to explore dosing (Q4 2019)
First Quarter 2019 Financial Results
For the first quarter ended March 31, 2019, Kaleido reported a net loss of approximately $20.2 million, or $1.56 per share, basic and diluted, compared to a net loss for the quarter ended March 31, 2018 of $10.8 million, or $2.27 per share, basic and diluted.
Total operating expenses for the quarter ended March 31, 2019 were $20.6 million compared to $10.2 million for the quarter ended March 31, 2018.
Research and development expenses for the quarter ended March 31, 2019 were $15.2 million, compared to $7.5 million for the quarter ended March 31, 2018. The increase in expense for the quarter was driven by an increase in external manufacturing and research costs to support the production of study material used in preclinical studies, non-IND human clinical studies, and clinical trials and clinical research organizations costs associated with MMT candidates for 2019.
General and administrative expenses were $5.4 million for the quarter ended March 31, 2019, compared to $2.7 million for the quarter ended March 31, 2018. The increase in general and administrative expenses for the year was driven by increased professional services and employee-related costs as the Company continues to increase its headcount and expand its infrastructure to support its growth.
Total operating expenses for the quarter ended March 31, 2019 include non-cash stock-based compensation expense of $2.5 million compared to $0.2 million of non-cash stock-based compensation expense for the quarter ended March 31, 2018.
Cash and cash equivalents were $121.3 million as of March 31, 2019.
About Kaleido Biosciences
Kaleido Biosciences is a clinical-stage healthcare company with a differentiated, chemistry-driven approach to leveraging the potential of the microbiome organ to treat disease and improve human health. The Company has built a human-centric proprietary product platform to enable the rapid and cost-efficient discovery and development of novel Microbiome Metabolic Therapies (MMT™). MMTs are designed to modulate the metabolic output and profile of the microbiome by driving the function and distribution of the organ’s existing microbes. Kaleido is advancing a broad pipeline of MMT candidates with the potential to address a variety of diseases and conditions with significant unmet patient needs. To learn more, visit https://kaleido.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the therapeutic potential of our MMT candidates, the timing of our clinical studies and receipt of data from the same and our strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to the breadth of our pipeline of product candidates, the strength of our proprietary product platform, the efficiency of our discovery and development approach, the clinical development and safety profile of our MMT candidates and their therapeutic potential, whether and when, if at all, our MMT candidates will receive approval form the U.S. Food and Drug Administration and for which, if any, indications, competition from other biotechnology companies, and other risks identified in our SEC filings, including our final prospectus for our initial public offering, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Kaleido Biosciences, Inc.
Condensed Consolidated Statement of Operations (unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Operating expenses:
Research and development	$15,182	$7,546
General and administrative	5,433	2,670
Total operating expenses	20,615	10,216
Loss from Operations	(20,615)	(10,216)
Other (expense) income	396	(544)
Net loss	$(20,219)	$(10,760)
Net loss per share attributable to common shareholders—basic and diluted	$(1.56)	$(2.27)
Weighted-average common shares outstanding used in net loss per share attributable to common shareholders—basic and diluted	12,963,994	4,743,824

Kaleido Biosciences, Inc.
Condensed Consolidated Balance Sheet Data (unaudited)
(in thousands)

	March 31,	December 31,
	2019	2018
Assets:
Cash and cash equivalents	$121,340	$76,086
Other assets	9,928	9,239
Total assets	$131,268	$85,325
Liabilities and stockholders' (deficit) equity
Liabilities	$24,132	$28,343
Preferred stock	-	153,226
Stockholders' (deficit) equity	107,136	(96,244)
Total liabilities and stockholders' equity	$131,268	$85,325

Contact:
Amy Reilly
(617) 890-5721
amy.reilly@kaleido.com